IDS California Tax-Exempt Trust
Registration No. 33-5103/811-4646


                                           Exhibit Index


Exhibit (h)(6)           Transfer Agency Agreement

Exhibit (p)(1)           Trustees' Power of Attorney dated January 14, 1999

Exhibit (p)(2)           Officers' Power of Attorney dated March 1, 1999